SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                 August 21, 2003


                          KRISPY KREME DOUGHNUTS, INC.
             (Exact name of registrant as specified in its charter)


 North Carolina                         001-16485                56-2169715
(State or other jurisdiction          (Commission            (I.R.S. Employer
of incorporation)                     File Number)           Identification No.)

  370 Knollwood Street
--------------------------------------------------------------------------------
  Winston-Salem, North Carolina                         27103
------------------------------------------------      ----------
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code (336) 725-2981

Item 12.  Results of Operations and Financial Condition.

     On August 21, 2003, Krispy Kreme Doughnuts, Inc. issued a press release announcing its financial results for its second fiscal quarter ended August 3, 2003.

     A copy of the press release is attached as Exhibit 99.1 to this Current Report.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      KRISPY KREME DOUGHNUTS, INC.



Dated:  August 21, 2003               By:    /s/ Randy S. Casstevens
                                             -----------------------------------
                                             Name:   Randy S. Casstevens
                                             Title:  Senior Vice President and
                                                     Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit No.                 Description
-----------                 ------------
99.1                        Press Release dated August 21, 2003

                                                                    EXHIBIT 99.1


                     KRISPY KREME EARNINGS EXCEED CONSENSUS
        NET INCOME INCREASES 46.8%; SYSTEMWIDE COMP STORE SALES UP 11.3%

Winston-Salem, NC (August 21, 2003) - Krispy Kreme Doughnuts, Inc. (NYSE: KKD) today reported financial results for the three months ended August 3, 2003, the Company's second quarter of Fiscal 2004.

Net income for the second quarter increased 46.8% to $13.0 million compared with $8.9 million in the second quarter of Fiscal 2003. Diluted earnings per share increased to $0.21 in the second quarter compared with $0.15 for the same period in Fiscal 2003.

Total company revenues, which include sales from company stores, franchise operations, Krispy Kreme Manufacturing and Distribution (KKM&D) and Montana Mills rose 41.1% to $161.8 million, compared with $114.6 million in the prior year comparable period. Sales from the company stores increased 39.6% to $104.3 million; KKM&D sales increased 39.2% to $48.9 million; revenues from franchise operations grew to $6.0 million, a 24.7% increase; and Montana Mills revenues were $2.6 million.

Systemwide sales, including sales of company and franchise stores, advanced 27.6% to $238.5 million in the second quarter compared with $186.9 million in the second quarter of Fiscal 2003. Sales were driven by an increase in company store sales of 39.6% to $104.3 million and an increase in franchise store sales of 19.6% to $134.2 million. Systemwide sales, including Krispy Kreme stores and Montana Mills, increased 29.0% to $241.1 million in the second quarter. On a comparable store basis, systemwide store sales increased 11.3% and company store sales were up 15.6%.

Net income for the six months ended August 3, 2003, increased 47.5% to $26.1 million compared with $17.7 million in the same period last year. Diluted earnings per share increased 42.0% to $0.43 in the first six months of the year from $0.30 per share in the same period a year ago.

Total Company revenues increased 37.6% to $310.5 million compared with $225.7 million for the same period in Fiscal 2003. Sales from company stores increased to $206.6 million, a 38.7% increase; KKM&D sales increased 33.3% to $90.2 million; franchise operations increased 21.9% to $11.0 million and Montana Mills revenues totaled $2.6 million.

Systemwide sales, including company and franchise stores, increased 26.0% to $466.3 million from $370.0 million for the same period in Fiscal 2003. This increase was a result of growth in company store sales of 38.7% to $206.6 million and a 17.5% increase in franchise store sales to $259.7 million. Systemwide sales, including Krispy Kreme stores and Montana Mills, advanced 26.7% to $468.9 million.

"Krispy Kreme had an extremely exciting second quarter that included a number of significant events for the Company," said Scott Livengood, Chairman, President and Chief Executive Officer. "We experienced great success when we opened our first store outside North America in Sydney, Australia. We also set new opening day and opening week sales records in our first store in the Boston market. Finally, we served the first-ever Krispy Kreme doughnuts in a French-speaking environment in Montreal, Canada and were met with great excitement when we opened there in May."

During the quarter, 22 new Krispy Kreme stores were opened in twelve new markets. The Company opened its first factory store outside North America, located in the Sydney, Australia suburb of Penrith and its second commissary outside North America, in London, England. Other new markets entered included Montreal, Canada, El Paso, TX, Cranston, RI, Sioux Falls, SD, Lafayette, IN, Flint, MI, Boston, MA, Corpus Christi, TX, Erie, PA, Brick, NJ, and Portland, OR. This brings the total number of stores at the end of the second quarter to
302. The factory store, which opened in Medford, MA, a Boston suburb, set a new opening week sales record of $506,917.

Subsequent to quarter end, the Company opened five new Krispy Kreme stores. The Company plans to open its first factory store in Europe in the world-renowned department store, Harrods of Knightsbridge, London in October 2003.

Further commenting on the Company's financial performance, Livengood added, "The results of the second quarter and the initiatives we have underway create a strong foundation for the balance of the year. Our broadening platform, which now includes both large and small US markets, combined with our international expansion plans will create growth opportunities for years to come."

In light of the operating performance during the first half of Fiscal 2004, the Company today is establishing new long-term operating margin targets. These three to five year targets are as follows: total Company operating income as a percent of sales: 20% and Company store operations segment income as a percent of sales: 25%. These are changes from the previous guidance of 15% and 20%, respectively. Also, the Company indicated that based on its second quarter performance, it now expects to earn $0.91 per fully diluted share or $0.02 above consensus for Fiscal Year 2004. Quarterly earnings guidance is as follows: Q3 - $0.22; Q4 - $0.26.

The Company affirmed its previously announced goals of systemwide comparable sales of 10% for the year with quarterly variations. Additionally, the Company reiterated its store development plans to open 77 new stores in 17 new markets and to open 10 other units, a combination of Doughnut and Coffee Shops and/or satellite stores during Fiscal 2004.

The Company will hold a conference call today at 9:00 a.m. Eastern Time, which will be hosted by Scott Livengood, Chairman, President and Chief Executive Officer, John Tate, Chief Operating Officer and Randy Casstevens, Chief Financial Officer. The call will be broadcast live over the Internet and can be accessed at the Investor Relations page at www.krispykreme.com. A replay of the call will be available until 5:00 p.m. Eastern Time, August 28, 2003 by calling 888.873.2038 (domestic) or
402.220.5362 (international), and entering passcode 1564.

Founded in 1937 in Winston-Salem, North Carolina, Krispy Kreme is a leading branded specialty retailer of premium quality doughnuts, including the Company's signature Hot Original Glazed. Krispy Kreme currently operates 307 stores in 41 U.S. states, Canada and Australia. An estimated 7.5 million Krispy Kreme doughnuts are made everyday and more than 2.7 billion are produced each year. Krispy Kreme can be found on the World Wide Web at www.krispykreme.com.

                                      # # #

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on Krispy Kreme's operating results, performance or financial condition are its dependence on franchisees to execute its store expansion strategy, supply issues, competition and numerous other factors discussed in Krispy Kreme's periodic reports, proxy statement and other information statements filed with the Securities and Exchange Commission.

                          Krispy Kreme Doughnuts, Inc.
                            Summary Financial Results
                   For the Second Quarter Ended August 3, 2003
             (All dollar amounts in thousands except per share data)
                                   (Unaudited)


                                                           Quarter Ended
                                                  August 3, 2003   August 4, 2002      $ Change       % Change
                                                  --------------   --------------    -----------      ---------
Total revenues                                     $  161,790        $  114,626       $  47,164          41.1%
Operating expenses                                    123,705            90,487          33,218          36.7%
General and administrative expenses                     9,060             6,589           2,471          37.5%
Depreciation and amortization expenses                  4,703             2,612           2,091          80.1%
                                                  --------------   --------------    -----------
Income from operations                                 24,322            14,938           9,384          62.8%
Interest income                                           215               592            (377)        -63.7%
Interest expense                                          997               404             593         146.8%
Loss from joint ventures                                  802               (18)            820           -
Minority   interest   in   consolidated   joint
ventures                                                  616               591              25           4.2%
Other expenses                                            343               150             193         128.7%
                                                  --------------   --------------    -----------
Income before income taxes                             21,779            14,403           7,376          51.2%
Provision for income taxes                              8,778             5,545           3,233          58.3%
                                                  --------------   --------------    -----------
Net income                                         $   13,001        $    8,858       $   4,143          46.8%
                                                  --------------   --------------    -----------
                                                  --------------   --------------    -----------

Diluted earnings per share                         $     0.21        $     0.15       $    0.06          39.3%
Diluted shares outstanding                             62,127            59,047           3,080           5.2%


Segment Information

Revenues
Company store operations                           $  104,342        $   74,744       $  29,598          39.6%
Franchise operations                                    5,953             4,774           1,179          24.7%
KKM&D                                                  48,881            35,108          13,773          39.2%
Montana Mills                                           2,614                 -           2,614            -
                                                  --------------   --------------    -----------
Total revenues                                     $  161,790        $  114,626       $  47,164          41.1%
                                                  --------------   --------------    -----------
                                                  --------------   --------------    -----------

Operating Income
Company store operations                           $   20,101        $   12,122       $   7,979          65.8%
Franchise operations                                    4,700             3,736             964          25.8%
KKM&D                                                   9,671             6,060           3,611          59.6%
Montana Mills                                            (685)                -            (685)          -
Unallocated general and administrative expenses        (9,465)           (6,980)         (2,485)         35.6%
                                                  --------------   --------------    -----------
Total operating income                             $   24,322        $   14,938       $   9,384          62.8%
                                                  --------------   --------------    -----------
                                                  --------------   --------------    -----------

Operating Margins
Company store operations                                  19.3%             16.2%            3.1%
Franchise operations                                      79.0%             78.3%            0.7%
KKM&D                                                     19.8%             17.3%            2.5%
Montana Mills                                            -26.2%              -             -26.2%
Unallocated general and administrative expenses            5.9%              6.1%           -0.2%
Total operating income                                    15.0%             13.0%            2.0%


Depreciation and Amortization Expenses
Company store operations                           $    3,341        $    2,030       $   1,311          64.6%
Franchise operations                                       43                13              30         230.8%
KKM&D                                                     747               178             569         319.7%
Montana Mills                                             167                 -             167           -
Corporate administration                                  405               391              14           3.6%
                                                  --------------   --------------    -----------
Total depreciation and amortization expenses       $    4,703        $    2,612       $   2,091          80.1%
                                                  --------------   --------------    -----------
                                                  --------------   --------------    -----------


Systemwide Sales
Company stores                                     $  104,342        $   74,744       $  29,598          39.6%
Franchise stores                                      134,187           112,194          21,993          19.6%
                                                  --------------   --------------    -----------
Total Krispy Kreme stores                             238,529           186,938          51,591          27.6%
Montana Mills stores                                    2,614                 -           2,614           -
                                                  --------------   --------------    -----------
Total                                              $  241,143        $  186,938       $  54,205          29.0%
                                                  --------------   --------------    -----------
                                                  --------------   --------------    -----------

Comparable Store Sales
Company stores                                            15.6%
Systemwide                                                11.3%

                          Krispy Kreme Doughnuts, Inc.
                            Summary Financial Results
                     For the Six Months Ended August 3, 2003
             (All dollar amounts in thousands except per share data)
                                   (Unaudited)


                                                          Six Months Ended
                                                  August 3, 2003    August 4, 2002      $ Change       % Change
                                                  --------------    --------------    -----------      ---------
Total revenues                                      $  310,450       $  225,685        $  84,765         37.6%
Operating expenses                                     236,185          176,849           59,336         33.6%
General and administrative expenses                     17,962           14,212            3,750         26.4%
Depreciation and amortization expenses                   8,804            5,158            3,646         70.7%
Arbitration Award                                         (525)               -             (525)         -
                                                  --------------    --------------    -----------
Income from operations                                  48,024           29,466           18,558         63.0%
Interest income                                            442            1,191             (749)       -62.9%
Interest expense                                         1,863              508            1,355        266.7%
Loss from joint ventures                                 1,496              180            1,316        731.1%
Minority interest in consolidated joint ventures         1,232            1,124              108          9.6%
Other expenses                                             368              150              218        145.3%
                                                  --------------    --------------    -----------
Income before income taxes                              43,507           28,695           14,812         51.6%
Provision for income taxes                              17,366           10,976            6,390         58.2%
                                                  --------------    --------------    -----------
Net income                                          $   26,141       $   17,719        $   8,422         47.5%

Diluted earnings per share (1)                      $     0.43       $     0.30        $    0.13         42.0%
Diluted shares outstanding                              61,391           59,040            2,351          4.0%


Segment Information

Revenues
Company store operations                            $  206,585       $  148,928        $  57,657         38.7%
Franchise operations                                    11,019            9,042            1,977         21.9%
KKM&D                                                   90,232           67,715           22,517         33.3%
Montana Mills                                            2,614                -            2,614          -
                                                  --------------    --------------    -----------
Total revenues                                      $  310,450       $  225,685        $  84,765         37.6%

Operating Income
Company store operations                            $   41,660       $   25,707        $  15,953         62.1%
Franchise operations                                     8,397            6,802            1,595         23.4%
KKM&D                                                   16,883           11,951            4,932         41.3%
Montana Mills                                             (685)               -             (685)         -
Unallocated general and administrative expenses        (18,756)         (14,994)          (3,762)        25.1%
Arbitration Award                                          525                -              525          -
                                                  --------------    --------------    -----------
Total operating income                              $   48,024       $   29,466        $  18,558         63.0%

Operating Margins
Company store operations                                  20.2%            17.3%             2.9%
Franchise operations                                      76.2%            75.2%             1.0%
KKM&D                                                     18.7%            17.6%             1.1%
Montana Mills                                            -26.2%             -              -26.2%
Unallocated general and administrative expenses            6.0%             6.6%            -0.6%
Arbitration Award                                          0.2%             -                0.2%





Total operating income                                    15.5%            13.1%             2.4%

Depreciation and Amortization Expenses
Company store operations                            $    6,275       $    3,994        $   2,281         57.1%
Franchise operations                                        86               26               60        230.8%
KKM&D                                                    1,481              356            1,125        316.0%
Montana Mills                                              167                -              167          -
Corporate administration                                   795              782               13          1.7%
                                                  --------------    --------------    -----------
Total depreciation and amortization expenses        $    8,804       $    5,158        $   3,646         70.7%

Systemwide Sales
Company stores                                      $  206,585       $  148,928        $  57,657         38.7%
Franchise stores                                       259,749          221,068           38,681         17.5%
                                                  --------------    --------------    -----------
Total Krispy Kreme stores                              466,334          369,996           96,338         26.0%
Montana Mills stores                                     2,614                -            2,614          -
                                                  --------------    --------------    -----------
Total                                               $  468,948       $  369,996        $  98,952         26.7%

Comparable Store Sales
Company stores                                           15.5%
Systemwide                                               11.2%


(1) In the fourth quarter of fiscal 2003, the Company accrued a pre-tax charge of $9,075 related to an arbitration award against the Company, which was discussed in the Company's Form 8-K filing dated February 10, 2003. In the first quarter of fiscal 2004, the Company paid $8,550 to settle the award. Diluted earnings per share for the six months ended August 3, 2003 of $.43 includes the effect of the reversal of the remaining accrual, $525. Excluding the effect of the reversal of this accrual, operating income for the six months ended August 3, 2003 would have been $47,499 and the operating income margin would have been 15.3%. After applying the effective tax rate of 39.9% to the $525 accrual reversal, net income for the six month period would have been $25,826, a 45.8% increase over the prior year quarter and diluted earnings per share would have been $.01 less than the reported $.43.

                          Krispy Kreme Doughnuts, Inc.
                      Condensed Consolidated Balance Sheets
             As of August 3, 2003, May 4, 2003 and February 2, 2003
                        (All dollar amounts in thousands)
                                   (Unaudited)


                                  August 3,     May 4,                            February
                                    2003        2003     $ Change   % Change       2, 2003    $ Change   % Change
                                 ----------    --------  ---------  --------      ---------   ---------  ---------
Cash and investments              $ 28,254     $ 29,826   $(1,572)     -5.3%      $ 59,523     $(31,269)    -52.5%
Receivables                         59,790       50,407     9,383      18.6%        46,319      13,471       29.1%
Inventories                         29,240       27,017     2,223       8.2%        24,365       4,875       20.0%
Property and equipment, net        240,784      220,382    20,402       9.3%       202,558      38,226       18.9%
Investments in unconsolidated
  joint ventures                    12,688        7,030     5,658      80.5%         6,871       5,817       84.7%
Other assets                       191,216      135,021    56,195      41.6%        70,851     120,365      169.9%
                                 ----------    --------  ---------                ---------   ---------
Total assets                      $561,972     $469,683   $92,289      19.6%      $410,487     $151,485      36.9%
                                 ----------    --------  ---------                ---------   ---------
                                 ----------    --------  ---------                ---------   ---------


Payables                         $  26,453    $  24,228   $ 2,225       9.2%      $ 25,430    $  1,023        4.0%
Accrued expenses                    24,201       23,115     1,086       4.7%        30,056      (5,855)     -19.5%
Debt                               124,091       65,034    59,057      90.8%        61,389      62,702      102.1%
Other long-term obligations         24,800       22,727     2,073       9.1%        20,260       4,540       22.4%
Shareholders' equity               362,427      334,579    27,848       8.3%       273,352      89,075       32.6%
                                 ----------    --------  ---------                ---------   ---------
Total liabilities and
  shareholders' equity            $561,972     $469,683   $92,289      19.6%      $410,487     $151,485      36.9%
                                 ----------    --------  ---------                ---------   ---------
                                 ----------    --------  ---------                ---------   ---------



                          Krispy Kreme Doughnuts, Inc.
                            Summary of Store Openings
                                Store Count Recap



                                    Consolidated   Total                         Joint                 Total
                           Company       JVs        Company    Associate   AD    Ventures   Total AD   Franchise    Total
                        ----------  -------------  ----------  ---------  -----  ---------  ---------  ----------  -------
Total End Q1 FY04           74          30            104          58       87       33        120        178         282
                        ----------  -------------  ----------  ---------  -----  ---------  ---------  ----------  -------
Open                         3           1              4           -        5       13         18         18          22
Closed                      (1)          -             (1)          -        -       (1)        (1)        (1)         (2)
Transferred                  7           -              7          (6)      (1)       -         (1)        (7)          -
Reclassification             -           -              -           -       (1)       1          -          -           -
                        ----------  -------------  ----------  ---------  -----  ---------  ---------  ----------  -------
Q2 Net                       9           1             10          (6)       3       13         16         10          20
                        ----------  -------------  ----------  ---------  -----  ---------  ---------  ----------  -------

Total End Q2 FY04           83          31            114          52       90       46        136        188         302
                        ----------  -------------  ----------  ---------  -----  ---------  ---------  ----------  -------
                        ----------  -------------  ----------  ---------  -----  ---------  ---------  ----------  -------


                          Krispy Kreme Doughnuts, Inc.
                             Average Sales per Week
                              Dollars in Thousands


                                   FY 2004                          FY 2003
                          -------------------------               -----------
                            Q2                  Q1                    Q2
                           -----              -----                  -----
Company stores             $74.4              $77.4                  $75.3
Area Developers            $61.2              $58.0                  $63.6
Associates                 $48.7              $52.4                  $50.7
Total Franchise            $57.3              $56.2                  $58.8
Systemwide                 $63.7              $64.1                  $64.4

                          Krispy Kreme Doughnuts, Inc.
                              Total Operating Weeks


                                  FY 2004                          FY 2003
                          -------------------------               -----------
                            Q2                 Q1                     Q2
                           -----              -----                  -----
Company stores             1,396              1,336                    989
Area Developers            1,617              1,505                  1,196
Associates                   724                732                    713
Total Franchise            2,341              2,237                  1,909
Systemwide                 3,737              3,573                  2,898